Exhibit 10.43

OPTION AGREEMENT

This OPTION AGREEMENT (“Agreement”) is made between Metallica Ventures LLC (“Metallica”), a Wyoming limited liability company having its registered address at 1704 Westland Road, Cheyenne, Wyoming 82001 and Azco Mining Inc. (“AZCO”), a Delaware corporation having its main business office at 7239 North El Mirage Road, Glendale, Arizona 85307 (also a “Party” or the “Parties”) and dated for reference effective as of the 14th day of August, 2003.

WHEREAS:

A.

AZCO has assigned to Metallica its right, title and interest in and to that certain Lease with Option to Purchase (“Planet Lease Agreement”) between New Planet Copper Mining Company and AZCO, a copy of which Planet Lease Agreement is attached hereto as Exhibit A and by this reference is made part hereof;

B.

AZCO has carried out technical work and studies related to the patented mining claims (“Property”) the subject of the Planet Lease Agreement;

C.

Metallica independently has carried out technical work on the Property and has preliminarily assessed its potential to be developed for commercial production;

D.

Metallica intends to use its best efforts to identify and secure investors to earn an interest in the Planet Lease Agreement and Property (“Project”) in return for providing funding to advance the Property through feasibility and development stages into commercial production; and

E.

Metallica has agreed to grant AZCO an option to participate in the Project at a future date, in accordance with the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual promises, covenants, conditions, representations and warranties herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.

Parties’ Representations and Warranties.  Each Party represents and warrants and covenants to the other Party hereto that:

(a)

it is a company duly incorporated, validly subsisting and in good standing under the laws of the jurisdiction of its incorporation and is or shall be, or its nominee or affiliate or assignee shall be, qualified at the relevant time to do business and to hold an interest in the Project;

(b)

it has full power and authority to carry out its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder;

(c)

it has duly obtained all authorizations for the execution, delivery and performance of this Agreement; and

(d)

it shall diligently and in good faith perform its respective duties and obligations of this Agreement.

2.

Metallica’s Undertakings, Representations and Warranties.  Metallica undertakes, represents and warrants to AZCO that:

(a)

as Tenant under the Planet Lease Agreement, it holds an interest in the Property including an option to purchase the Property (subject to the reservations, conditions and terms of that agreement), and to the best of its knowledge and belief its interest is in good standing under terms of the Planet Lease Agreement, the Property is in good standing under relevant laws, and there are no liens, encumbrances, royalties or other impositions on the Property except those provided for in the Planet Lease Agreement;

(b)

to the best of its knowledge and belief, all state and federal laws with respect to the Property have been complied with and the Property has been duly and properly acquired, recorded and maintained in accordance with such laws;

(c)

it shall use its best efforts to arrange funding for feasibility and development work and to advance the Property to commercial production;

(d)

it shall remain Tenant under the Planet Lease Agreement for a period of at least six months after the date of this Option Agreement, during which time it shall pay the lease payments of $1500 per month and shall otherwise comply with the terms of the Planet Lease Agreement.

(e)

if at any time after the six month period referred to in (d) above it decides to withdraw completely from and abandon all of its interest in the Planet Lease Agreement, before any such abandonment it shall first offer, by at least 30 days advance written notice to AZCO, to assign and delegate to AZCO all of its right, title and interest in the Planet Lease Agreement for a consideration of one dollar ($1.00) and the assumption of all disclosed liabilities and obligations thereof, and if AZCO accepts such offer within the 30 day period, it shall forthwith assign and transfer such interest to AZCO and AZCO shall accept and assume same;

(f)

it shall ensure that management of the Project is properly conducted during feasibility, development and initial mining stages of the Property, and that all work is appropriately supervised and carried out in a careful, diligent, efficient and professional manner and complies with all relevant governmental laws and regulations;

(g)

it shall, in the event it assigns to third parties any of its interest in the Project, ensure that this Agreement remains in good standing and that such assignment does not encumber, jeopardize or diminish AZCO’s option or other rights hereunder; and

(h)

it shall

employ due diligence, best efforts, and good faith in performance of this Agreement.

The foregoing undertakings, representations and warranties are for the benefit of AZCO, and are conditions upon which AZCO has relied in entering into this Agreement.

3.

AZCO’s Undertakings, Representations and Warranties.  AZCO undertakes, represents and warrants to Metallica that:

(a)

it shall expeditiously provide, transfer and assign to Metallica (as material consideration for Metallica to enter into this Agreement) any and all information it possesses relating to the Property, including without limitation aerial and ground surveys, topographic and geologic maps, drill hole logs, mining data, metallurgical processing data, photographs, computerized information and data bases, other technical data, records, reports, business plans, marketing information, documents and other information, and all notes, calculations, memoranda, opinions, studies or analyses based thereon; and

(b)

it shall employ due diligence, best efforts, and good faith in its performance of this Agreement.

The foregoing undertakings, representations and warranties are for the benefit of Metallica, and are conditions upon which Metallica has relied in entering into this Agreement.

4.

Grant of Option.  Metallica hereby grants to AZCO the option (“Option”) to acquire twenty-five percent (25%) interest in the Project (and thereby twenty-five percent (25%) interest in, or rights to the Property) (the “AZCO Interest”) in accordance with the terms of this Agreement and subject to the conditions set forth below.

(a)

The exercise period (“Exercise Period”), during which time AZCO shall have the right to exercise the Option, shall be a period of ninety (90) days beginning on the date Metallica provides written notice (“Exercise Notice”) to AZCO that participants in the Project have determined to proceed to commercial production, which Exercise Notice shall be provided to AZCO forthwith following any such determination by the participants.

(b)

The Exercise Notice shall be accompanied by a summary of expenditure (“Expenditure”) on the Project from the date of this Agreement until the date of the Exercise Notice.

 “Expenditure” means all cash, expenses, obligations or liabilities of whatever kind and nature spent or incurred directly or indirectly, in connection with Project maintenance, mobilization and accommodation, consulting and services, acquisition or rental of goods and facilities, exploration and all matters pertaining thereto, development and all matters pertaining thereto, or equipping of the Property for commercial production, including without limitation monies expended in constructing, leasing or acquiring facilities, buildings, machinery and equipment in connection with mining work, in paying any taxes, fees, charges, payments or rentals to keep the Project and Property in good standing, in carrying out any survey of the Property, in doing geophysical, geochemical and geological surveys, in drilling, assaying, metallurgical testing, bulk sampling and pilot plant operations, in paying the fees, wages, salaries, traveling expenses of all persons engaged in work for the benefit of the Project, in paying for food, lodging, transportation and other reasonable needs of such persons, in preparing any reports and in supervising and managing any work done with respect to the Project or in any other respects necessary for the due carrying out of exploration, feasibility, development or mining work.

(c)

The Exercise Notice shall be accompanied by a development budget and schedule   (“Development Budget”) showing estimated future development costs necessary for the Project to attain commercial production, and a summary of the results of all exploration work, feasibility studies, pilot plant test work, and development and mining work carried out from the date of this Agreement until the date of the Exercise Notice.

(d)

In order to exercise the Option, during the Exercise Period AZCO shall pay to Metallica the Option price (“Option Price”), which shall be an amount equal to twenty-five percent (25%) of the Expenditure on the Project from the date of this Agreement until the date of the Exercise Notice.

The Option Price shall be payable in cash, or if AZCO at the time of Exercise Notice is listed and actively traded on a recognized stock exchange and is current in its SEC filings under the 1933 Act, at AZCO’s election up to fifty percent (50%) of the Option Price can be paid in AZCO’s common stock.  The stock shall be priced at a fifteen percent (15%) discount to the market price of AZCO stock.  The market price shall be determined by averaging the closing price of AZCO stock on the exchange over a period of ninety (90) trading days prior to the date of the Exercise Notice.

If AZCO fails to pay the Option Price and exercise the Option during the Exercise Period, the Option shall automatically expire and AZCO shall have no further rights to acquire an interest in the Project.

(e)

Upon exercising the Option, in order to acquire the AZCO Interest, AZCO further shall commit to fund, and shall fund, twenty-five percent (25%) of the Development Budget according to the schedule contained in that Budget.  At such time as AZCO has completed all of the required expenditures, it shall have thereby, without any further act, acquired the AZCO Interest, and shall be therein vested, and upon AZCO’s request Metallica shall transfer such interest on the relevant public title records, free and clear of any encumbrances except for those provided for in the Planet Lease Agreement.

5.

Joint Venture.  Upon the acquisition by AZCO of the AZCO Interest, the proportionate interests of AZCO and the other participants in the Project shall be governed by a joint venture agreement unless otherwise mutually agreed.  The terms of the joint venture agreement shall be negotiated in good faith.  The basic form employed shall be that of the Rocky Mountain Mineral Law Foundation Joint Venture Form 5.

6.

Termination of Option.  The Option shall terminate upon the occurrence of any of the following events:

(a)

if AZCO does not exercise the Option during the Exercise Period and it expires by its term;

(b)

if Metallica withdraws from and completely abandons its interest in the Planet Lease Agreement;

(c)

if AZCO is assigned Metallica’s interest in the Planet Lease Agreement pursuant to clause 2 (e) above; or

(d)

if AZCO, at the time it receives Exercise Notice pursuant to clause 4 (a) above, is not a corporation in good standing under the laws of jurisdiction of its incorporation or there are proceedings pending for the dissolution or winding up of AZCO or the placing of AZCO into bankruptcy or causing it to be subject to any other laws governing the affairs of insolvent persons.

7.

Default.  If either Party does not perform any of its obligations as required under this Agreement, it shall be in default.  The Parties hereto agree that in such event, the non-defaulting Party shall give written notice of such fault to the defaulting Party, specifying the nature of the default.  The defaulting Party shall have thirty (30) days from receipt of such notice to cure such default, and if it fails to do so, the non-defaulting Party may institute legal proceedings against the defaulting Party for specific performance of the defaulting Party’s obligations hereunder, and/or pursue any other remedies available at law or in equity including, without limitation, suit for damages or other alternative relief.

8.

Assignment.

(a)

The Option shall be personal to AZCO.  AZCO may not assign this Agreement or Option or the rights or obligations associated therewith and any attempt to do so shall be void.

(b)

Metallica may at any time assign or otherwise transfer its rights or delegate its duties or obligations under this Agreement without AZCO’s consent, provided that any assignee expressly acknowledges and agrees that as a condition of such assignment, transfer or delegation, this Agreement is enforceable against such assignee by AZCO. AZCO expressly acknowledges and agrees that in the event of such assignment, transfer or delegation, this Agreement is enforceable against AZCO by such assignee.

9.

Option Only.  The Parties agree and acknowledge that this Agreement is an option only and that in no event shall AZCO be deemed, by virtue of this Agreement, to have acquired any right or interest of any kind in the Planet Lease Agreement, or to have committed or obligated itself to exercise the Option the subject of this Agreement.

10.

Notices.

(a)

All declarations, notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or by certified mail to a Party or Parties at the address for such Party specified below.  The date of receipt of such notice, demand or other communication shall be the date of delivery.

(b)

Notices to Metallica are to be delivered to Metallica Ventures LLC, 1704 Westland Road, Cheyenne, Wyoming 82001, Attention:  Corporations Today, Inc., Registered Agent; with copies to Metallica Ventures LLC, P. O. Box 997, Cedar Crest, New Mexico 87008, Attention:  William P. Carson, Manager.

(c)

Notices to AZCO are to be delivered to Azco Mining Inc., 7239 North El Mirage Road, Glendale, Arizona 85307, Attention:  Gary Simmerman, Vice President Operations.

(d)

Any Party may at any time, and from time to time, notify the other Party in writing of a change in address and the new address to which notice shall be given to it thereafter until further change.

11.

Governing Law.  The laws of the State of Arizona and the laws of the United States applicable therein shall govern this Agreement.

12.

Entire Agreement.  This Agreement contains the entire agreement between the Parties concerning the Option, and no modifications of this Agreement will be binding upon the Parties unless approved in writing by each Party.

13.

Execution.  This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed an original and all of which shall constitute one and the same instrument.  Signature pages from different counterparts may be detached and assembled to form one or more original documents(s).

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the 12th day of August, 2003.

Azco Mining Inc.

Metallica Ventures LLC

_________________________

 _________________________

By:  Ryan A. Modesto

By:  William P. Carson

Its:  Vice President Finance

Its:  Manager

STATE OF ARIZONA)

 )      ss:

County of Maricopa     )

On this ___day of _______________, 2003, before me, the undersigned Notary

Public, personally appeared _________________________, personally known to me or proved to me on the basis of satisfactory evidence, to be the person who executed the within instrument as _________________________ of Azco Mining Inc.

IN WITNESS WHEREOF, I have hereunder set my hand and official seal.

______________________________

Notary Public

My Commission Expires: _________________________

STATE OF ARIZONA)

 )      ss:

County of Maricopa     )

On this ___day of _______________, 2003, before me, the undersigned Notary

Public, personally appeared _________________________, personally known to me or proved to me on the basis of satisfactory evidence, to be the person who executed the within instrument as _________________________ of Metallica Ventures, LLC.

IN WITNESS WHEREOF, I have hereunder set my hand and official seal.

______________________________

Notary Public

My Commission Expires: _________________________

EXHIBIT A

PLANET LEASE AGREEMENT